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                                                                 Exhibit 10.21.1


     Memorandum, dated September 29, 1995, relating to Harry J. D'Andrea's employment agreement.
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                                   MEMORANDUM
                                   ----------

To:      Harry J. D'Andrea

From:    Patrick W. Tolbert

Date:    September 29, 1995

Re:      Transition Matters
         ------------------

        This memorandum sets forth our understanding with respect to (i) your employment agreement, dated March 4, 1994 with Caterair International Corporation ("CIC") (the "Employment Agreement") and (ii) the Caterair International Corporation Key Employment Retention Plan (the "KERP").

        1. Provided you continue your employment with Caterair until the close of the transaction between Caterair and Onex Food Services, Inc. ("OFSI") (the "Transaction"), now anticipated to be September 29, 1995, you will receive a retention bonus under the KERP.

        2. You will continue to work until October 15, 1995 as an employee of CIC.

        3. Upon termination of your employment after October 15, 1995, you will be entitled to severance benefits under the KERP in accordance with your prior KERP Award Letter. These benefits include:

        - The severance benefit payable at your election, in the form of a lump sum or equal installments during the severance period specified in your Award Letter (referred to as the "Severance Period").

        - Continued coverage for you and your dependents and immediate family, if any, at employee rates under the life, medical, dental, accident and disability insurance plans and policies in which you participate at the time you cease working for CIC until the earlier of (i) the last day of the Severance Period or (ii) the date on which you become eligible for coverage under comparable plans of a new employer. At the end of this period, you and your eligible dependents may elect to continue your medical and dental coverage for 18 months (29 months in cases of disability) at regular COBRA rates ("COBRA Benefits").

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     Please complete and return to my attention the attached election form.

     4. For purposes of the Employment Agreement, KERP severance benefits payable to you will be treated as though they constituted payments upon your termination of employment pursuant to the terms of the Employment Agreement (but not subject to reduction) and except as provided for below, you shall not be entitled to any other payments (under the Employment Agreement or otherwise) with respect to your employment or the termination of such employment.

     5. Effective October 16, 1997 and ending March 4, 1999 (the "Payment Period") you shall be entitled to (A) monthly payments equal to the difference (if any) between (x) your monthly base salary from CIC as of the date hereof and
(y) your monthly income during such period, and (B) monthly payments equal to the difference (if any) between (x) the monthly cost to you of COBRA Benefits and (y) the monthly value of benefits for which you have become eligible for coverage as a result of your employment with a new employer.

     6. During the Payment Period you shall provide OFSI (or its designee) with an accurate accounting of all income and benefits realized by you during such period (including, without limitation, copies of your federal and state tax returns and W-2 forms) and all amounts otherwise due you pursuant to Paragraphs
(5) hereof shall be conditioned on your provision of such accurate and timely information.


     Accepted and Agreed


By:  /s/  Harry J. D'Andrea
     --------------------------
          Harry J. D'Andrea

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                       CATERAIR INTERNATIONAL CORPORATION
                          KEY EMPLOYEE RETENTION PLAN

                             BENEFIT ELECTION FORM

     As a participant in the Caterair International Corporation Key Employee Retention Plan (the "KERP"), you are entitled to elect the form in which your severance benefit will be payable under the KERP and to continue your coverage under the life, medical, dental, accident and disability insurance policies in which you participate at the time you cease working for Caterair International Corporation ("CIC"), Caterair International, Inc. ("CII") or Sky Chefs, Inc. ("LSG/SKY Chefs"). The purpose of this form is to allow you to make these elections.

- -    I hereby elect to receive my severance benefits under the KERP in the
     form of /X/, a lump sum or       equal installments (select one) during
     the Severance Period specified in any Award Letter (referred to as the "Severance Period"). I understand that this severance benefit is subject to applicable withholding tax. In addition, I understand that this severance benefit represents all amounts due to me in connection with my termination from CIC, CII or LSG/SKY Chefs, as applicable, after giving effect to any offset provided for under the KERP and that I will not be entitled to any other severance payments as a result of my termination (except as otherwise provided in the paragraph number 3 to the September 29, 1995 memorandum from Patrick W. Tolbert to Harry J. D'Andrea).

- -    I hereby elect to continue, at employee rates, coverage for      me only,
     /X/ both me and my immediate family or       my immediate family only
     (select one) under the life, medical, dental, accident and disability insurance plans and policies in which me and/or my immediate family, participate on the date my employment with CIC, CII or LSG/SKY Chef's, as applicable, terminates until the earlier of (i) the last day of the Severance Period or (ii) the date on which me and/or my immediate family become eligible for coverage under comparable plans of a new employer. I understand that at the end of this period, me and my eligible dependents may elect to continue our medical and dental coverage for 18 months (29 months in cases of disability) at regular COBRA rates.

                                       OR

     I hereby elect not to continue, at employee rates, coverage for       me
     only,       both me and my immediate family or       my immediate family
     only (select one) under the life, medical, dental, accident and disability insurance plans and policies in which me and/or my immediate family participate on the date my employment with CIC, CII or LSG/SKY Chef's, as applicable, terminates.

I hereby make the above elections under the KERP on this 3rd day of October, 1995.


                                                /s/  Harry J. D'Andrea
                                                   -----------------------
                                                   Employee's signature


                                               /s/   Harry J. D'Andrea
                                                   -----------------------
                                                   Employee's printed name